EXHIBIT 23.3


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87445 and 333-09435 of CompuDyne Corporation on Form S-8 of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Baltimore, Maryland
March 27, 2006


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